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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-4 of our report dated January 10, 2000, relating to the consolidated financial statements of Greenstone Roberts Advertising, Inc. and Subsidiary (the "Company") appearing in the Company's Annual Report on Form 10-KSB for the year ended October 31, 1999.

         We also consent to the reference to us under the caption "Experts" in the prospectus.



BDO Seidman, LLP



Melville, New York
August  24, 2000




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